Exhibit h(xiv) under Form N-1A
                                           Exhibit 10 under Item 601/ Reg. S-K





                          Amendment #1 to SCHEDULE A
                                    to the
                           PARTICIPATION AGREEMENT
                                    among
                             MTB GROUP OF FUNDS,
                           EDGEWOOD SERVICES, INC.,
                        MTB INVESTMENT ADVISORS, INC.,
                     TRANSAMERICA LIFE INSURANCE COMPANY
                                     and
                TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY


              SEPARATE ACCOUNTS, ASSOCIATED CONTRACTS, AND FUNDS



   Name of Separate Account and Date       Name of Contract Funded by Separate
  Established by the Board of Trustees     Account and Policy Form Numbers of
                                                    Contracts Funded
        Separate Account VA BNY             Transamerica Landmark NY Variable
           September 27, 1994             Annuity (Transamerica Financial Life
                                                   Insurance Company)
                                               Form No. AV806 101 158 102


         Separate Account VA B           Transamerica Landmark Variable Annuity
            January 19, 1990                (Transamerica Life Insurance Co.)
                                               Form No. AV920 101 168 603




               Applicable Fund                               CUSIP
         MTB Large Cap Growth Fund II                     55376T 73 4
         MTB Large Cap Value Fund II                      55376T 65 0
 MTB Managed Allocation Fund: Moderate Growth             55376T 57 5
                      II                                  55376V 82 0
  MTB Managed Allocation Fund: Conservative               55376V 81 2
                  Growth II
   MTB Managed Allocation Fund: Aggressive
                  Growth II



      IN WITNESS WHEREOF, each of the parties has caused this Schedule A to be executed in its name and on its behalf by its duly authorized representative as of March 8, 2005, to become effective on May 1, 2005.

TRANSAMERICA LIFE INSURANCE COMPANY,     TRANSAMERICA FINANCIAL LIFE INSURANCE
on its behalf and on behalf of each      COMPANY,
Separate Account named in this Schedule  on its behalf and on behalf of each
A, as may be amended from time to time   Separate Account named in this
                                         Schedule A, as may be amended from
                                         time to time

By:  /s/ Priscilla I. Hechler
Name:  Priscilla I. Hechler              By:  Priscilla I. Hechler
                                            ----------------------
Its:  Assistant Secretary                Name:  Priscilla I. Hechler
                                         Its:  Vice President & Assistant
                                         Secretary
MTB GROUP OF FUNDS,                      EDGEWOOD SERVICES, INC.
on its behalf and on behalf of each
Fund named in this Schedule A, as may
be amended from time to time
                                         By:  /s/ Charles L. Davis. Jr.
                                            ---------------------------
By:  /s/ Beth S. Broderick               Name:  Charles L. Davis, Jr.
   ---------------------------
Name:  Beth S. Broderick                 Its:  President
Its:  Vice President

MTB INVESTMENT ADVISORS, INC.



By:  /s/ Kenneth Thompson
Name:  Kenneth Thompson
Its:  Admin. Vice President



                          Amendment #1 to SCHEDULE C
                                    to the
                           PARTICIPATION AGREEMENT
                                    among
                             MTB GROUP OF FUNDS,
                           EDGEWOOD SERVICES, INC.,
                        MTB INVESTMENT ADVISORS, INC.,
                     TRANSAMERICA LIFE INSURANCE COMPANY
                                     and
                TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

                       Services Provided by the Company

      Pursuant to Article V of the Agreement, the Company shall perform all administrative and shareholder services with respect to the Contracts and plans, including but not limited to, the following:

1. Maintaining separate records for each Contract owner and each plan, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such Contract owners and plans. The Company will maintain accounts with each Fund on behalf of Contract owners and plans, and such account shall be in the name of the Company (or its nominee) as the record owner of shares owned by such Contract owners and plans.
2. Disbursing or crediting to contract owners and plans all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.
3. Preparing and transmitting to Contract owners and plans, as required by law, periodic statements showing the total number of shares owned as of the statement closing date, purchases and redemptions of Fund shares during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by Contract owners and plans.
4. Providing communication support services including providing information about the Funds and answering questions concerning the Funds (including questions respecting Contract owners' interests in one or more Funds).
5. Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the services for Contract owners and plans.
6. Generating written confirmations and quarterly statements to Contract owners and plan participants.
7. Distributing to Contract owners and plans, to the extent required by applicable law, Funds' prospectuses, proxy materials, periodic fund reports to shareholders, notices and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.
8. Transmitting purchase and redemption orders to the Trust on behalf of the Contract owners and plans.
9.    Providing teleservicing support in connection with the Trust.
10. Facilitating the tabulation of Contract owners' votes in the event of a meeting of Fund shareholders; providing information relating to the Contacts and share balances under such Contracts to the Trust as may be reasonably requested.
11. Administering fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals involving the Funds.
12.   Providing other services as may be agreed upon from time to time.

      In consideration for the Company providing these services, the Trust and/or the Advisor agree to pay the Company in an amount equal to the following annual fee, based on the average daily net assets of the Funds held by the Accounts underlying the Contracts listed below, such amounts to be paid within 30 days of the end of each month.

      For purposes of computing the payment to the Company, the Company shall compute the average daily net assets of Shares held in the Accounts over a monthly period by totaling such Accounts' aggregate investment (Share net asset value multiplied by total number of Shares held by such Accounts) on each Business Day during the calendar month, and dividing by the total number of Business Days during such month. The payment to the Company shall be calculated by the Company and communicated to the Trust and Advisor at the end of each calendar month and will be paid to the Company within 30 days thereafter.

                    Contract                              Annual Fee

Separate Account VA BNY of Transamerica Landmark             0.35%
NY Variable Annuity (Transamerica Financial Life
Insurance Company)
Form No. AV806 101 158 102

Separate Account VA B of Transamerica Landmark               0.35%
Variable Annuity (Transamerica Life Insurance
Co.)
Form No. AV920 101 168 603




      IN WITNESS WHEREOF, each of the parties has caused this Schedule C to be executed in its name and on its behalf by its duly authorized representative as of March 8, 2005, to become effective on May 1, 2005.

TRANSAMERICA LIFE INSURANCE COMPANY,     TRANSAMERICA FINANCIAL LIFE INSURANCE
on its behalf and on behalf of each      COMPANY,
Separate Account named in this Schedule  on its behalf and on behalf of each
A, as may be amended from time to time   Separate Account named in this
                                         Schedule A, as may be amended from
                                         time to time
By:  /s/ Priscilla I. Hechler
Name:  Priscilla I. Hechler              By:  /s/ Priscilla I. Hechler
                                            --------------------------
Its:  Assistant Secretary                Name:  Priscilla I. Hechler
                                         Its:  Assistant Vice President &
                                         Assistant Secretary
MTB GROUP OF FUNDS,                      EDGEWOOD SERVICES, INC.
on its behalf and on behalf of each
Fund named in this Schedule A, as may
be amended from time to time
                                         By:  /s/ Charles L. Davis, Jr.
                                            ---------------------------
By:  /s/ Beth S. Broderick               Name:  Charles L. Davis, Jr.
   ---------------------------
Name:  Beth S. Broderick                 Its:  President
Its:  Vice President

MTB INVESTMENT ADVISORS, INC.



By:  /s/ Kenneth Thompson
Name:  Kenneth Thompson
Its:  Admin. Vice President